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Exhibit 10.21

EQUIPMENT LOAN AND SECURITY AGREEMENT

Dated as of February 6, 2001

between

GATX VENTURES, INC.
3687 Mt. Diablo Boulevard, Suite 200
Lafayette, California 94549
as Lender

and

METABASIS THERAPEUTICS, INC.
a Delaware corporation
9390 Towne Centre Drive
San Diego, California 92121
as Borrower

CREDIT AMOUNT: $650,000

Repayment Period: 48 months
Final Payment Percentage: 10%	Treasury Note Maturity: 48 months
Minimum Funding Amount: $50,000	Loan Margin: 360 basis points
Maximum Number of Fundings: Monthly
Commitment Termination Date: September 30, 2001

Eligible Equipment: Computer equipment, laboratory test and measurement equipment, office equipment and furnishings.

        The defined terms and information set forth on this cover page are a part of the Equipment Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between GATX VENTURES, INC. ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

        1.01.    Certain Definitions.    Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

        "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California or other day on which banking institutions are authorized or obligated to close in California.

        "Change of Control" shall mean a transaction in which any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires a beneficial ownership, directly or indirectly, through a sale or exchange transaction or series of transactions by Borrower's current shareholders of shares of Borrower's capital stock entitling the person to exercise 50% or more of the total voting power of all shares of Borrower's capital stock that is entitled to vote generally in elections of directors.

        "Claim" has the meaning given to that term in Section 10.03.

        "Collateral" has the meaning given to that term in Section 5.01(a).

        "Commitment Fee" shall mean the $6,500 fee previously paid by Borrower to Lender as a good faith deposit.

        "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

        "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

        "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

        "Default Rate" shall mean the per annum rate of interest equal to the Loan Rate plus 500 basis points, but such rate shall in no event be more than the highest rate permitted by applicable law.

        "Disclosure Schedule" shall mean Schedule 2 attached hereto.

        "Eligible Equipment" shall mean, to the extent acceptable to Lender, Equipment of the types listed following such term on the cover page of this Agreement; provided that Eligible Equipment shall not include Equipment placed in service more than 90 days prior to the date of any Schedule except the first Schedule which shall include equipment placed in service up to 200 days prior to the date of such Schedule.

        "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

        "Equipment" has the meaning given to that term in Section 5.01(a).

        "Equity Securities" shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interest in and of Borrower (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "Event of Default" has the meaning given to that term in Section 9.01.

        "Event of Loss" has the meaning given to that term in Section 6.01(e).

        "Final Payment" shall mean, with respect to each Loan, a payment (in addition to the regular monthly payment of principal and accrued interest on the Loan) due on the Maturity Date for such Loan equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

        "Final Payment Percentage" means the percentage set forth following such term on the cover page of this Agreement.

        "Funding Date" shall mean any date on which a Loan is made to or on account of Borrower under this Agreement.

        "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

        "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

        "Interim Payment" shall mean, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

        "Landlord Consent" shall mean a consent in the form of Exhibit B or such other form as Lender may agree to accept.

        "Lien" shall mean any security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

        "Loan" shall mean each advance by Lender to Borrower under this Agreement.

        "Loan Amount" shall mean, as of any date, with respect to each Loan, the original principal amount of such Loan less the aggregate of all Stated Costs of Equipment with respect to which prepayments of such Loan have been made pursuant to Section 6.01(e).

        "Loan Factor" shall mean, with respect to each Loan, the amount set forth as a percentage with respect to such Loan in the applicable Loan Terms Schedule, calculated using the Loan Rate applicable to such Loan.

        "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

        "Loan Rate" shall mean, with respect to each Loan, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in the Wall Street Journal on the date the Loan Terms Schedule for such Loan is prepared, plus (b) the applicable Loan Margin.

        "Loan Terms Schedule" shall mean, with respect to each Loan, a schedule in the form of Schedule 1 hereto, duly completed to set forth the terms applicable to such Loan.

        "Loan Value" shall mean, with respect to each Loan, the percentage set forth in the Loan Terms Schedule applicable to such Loan, determined as of the Payment Date on which payment of an amount is to be made, or if such date is not a Payment Date, as of the next Payment Date following such date.

        "Maturity Date" shall mean, with respect to each Loan, the earlier of: (a) the last Business Day of the Repayment Period applicable to such Loan, (b) if there is a Redemption Event, then with respect to each and all Loans, five (5) Business Days prior to the Redemption Event, or (c) the date of acceleration of such Loan by Lender following an Event of Default.

        "Maximum Number of Fundings" shall mean the maximum number of fundings under this Agreement specified on the cover page of this Agreement.

        "Minimum Funding Amount" shall mean the dollar amount specified on the cover page of this Agreement.

        "Obligations" has the meaning given to that term in Section 5.01.

        "Operative Documents" shall mean this Agreement, the Warrants and the Landlord Consent(s) and all other documents, instruments and agreements (including Loan Terms Schedules) executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

        "Payment Date" has the meaning given to that term in Section 2.04(a).

        "Permitted Liens" shall mean (a) the Lien created by this Agreement, (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), and (c) Liens identified on the Disclosure Schedule.

        "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

        "Redemption Event" shall mean the date Borrower is required to redeem, or any redemption or cash payment is scheduled to occur to the holders of, or on account of, any of Borrower's Equity Securities, whether mandatory or otherwise, pursuant to the Borrower's Certificate of Incorporation, as amended or modified, other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee stock arrangements or similar arrangements in an aggregate amount not to exceed one hundred thousand dollars ($100,000).

        "Repayment Period" shall mean the period beginning on the first Payment Date and continuing for the number of calendar months set forth following such term on the cover page of this Agreement.

        "Scheduled Payments" has the meaning given to that term in Section 2.04(a).

        "Soft Costs" has the meaning given such term in Section 2.01.

        "Stated Cost" shall mean, with respect to each item of Equipment (i) one hundred percent (100%) of the purchase price (net of taxes, freight, installation and other similar costs) of Eligible Equipment, and (b) one hundred percent of the purchase price of Soft Costs.

        "Stipulated Loss Value" shall mean, with respect to each item of Equipment, the Loan Value multiplied by the Stated Cost.

        "Subsidiary" shall mean any corporation, partnership, limited liability company or similar organization of which a majority of the outstanding capital stock entitled to vote for the election of directors or other management body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

        "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

        "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

        "Warrants" shall mean warrants to purchase securities of Borrower substantially in the form of Exhibit C-1 and Exhibit C-2 attached hereto.

        1.02.    Headings.    Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.03.    Plural Terms.    All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

        1.04.    Construction.    This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

        1.05.    Entire Agreement.    This Agreement, together with the terms set forth in each Loan Terms Schedule and each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, agent or attorney of Lender, other than the specific agreements set forth in this Agreement and the Operative documents.

        1.06.    Other Interpretive Provisions.    References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time. The terms and conditions set forth in each Loan Terms Schedule are incorporated herein by this reference.

        2.01    Credit Facility.    On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time (but not to exceed more than once per calendar month) prior to the Commitment Termination Date, the Loans; provided, however, that the aggregate original principal amount of the Loans shall not exceed the Credit Amount at any time; provided, further, that the aggregate original principal amount of any Loan relating to the financing of Eligible Equipment shall not exceed the aggregate Stated Cost of the items of Eligible Equipment being financed with such Loan and the aggregate original principal amount of any Loan relating to the financing of Soft Costs shall not exceed the aggregate Stated Cost of the items of Soft Costs being financed with such Loan; provided, further, that the aggregate original principal amount of all Loans relating to the financing of tenant improvements, computer software packages and Equipment specially designed or manufactured for Borrower, as well as other financing of intangible items relating to Eligible Equipment (collectively, "Soft Costs"), shall not exceed thirty percent (30%) of the aggregate original principal amount of all Loans. If repaid or prepaid, the principal of the Loans may not be re-borrowed.

        2.02.    Use of Proceeds; the Loans and the Loan Terms Schedule.

        (a)    Use of Proceeds.    The proceeds of the Loans shall be used solely for the purchase of, or reimbursement to Borrower of the Stated Cost of Eligible Equipment and Soft Costs as set forth in Section 2.01.

        (b)    The Loans and the Loan Terms Schedule.    The obligation of Borrower to repay the aggregate unpaid principal amount of and interest on and to make the Final Payments on the Loans, or to pay the Stipulated Loss Value applicable to each Loan, shall be evidenced by the Loan Terms Schedule.

        2.03.    Procedure for Making Loans.

        (a)    Loan Terms Schedule.    Whenever Borrower desires that Lender make a Loan, Borrower shall deliver to Lender a list of the Equipment proposed to be financed by such Loan and request that Lender prepare a Loan Terms Schedule for such Loan. Lender's obligation to make the initial Loan shall be subject to the satisfaction of the conditions set forth in Sections 8.01 and 8.02. Lender's obligation to make each subsequent Loan shall be subject to the satisfaction of the conditions set forth in Section 8.02.

        (b)    Loan Rate.    Each Loan Terms Schedule shall establish the Loan Rate applicable to that Loan. The Loan Rate shall not be subject to change in the absence of manifest error or upon the written agreement of Borrower and Lender. All computations of interest on Loans shall be based on a year of twelve 30-day months. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the applicable Loan.

        (c)    Loan Factor and Loan Value Calculation.    Each Loan Terms Schedule shall establish the Loan Factor and Loan Values with respect to such Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments. The Loan Factor and Loan Values applicable to each Loan shall be conclusive in the absence of manifest error.

        (d)    Disbursement.    Subject to the receipt by Lender of a Loan Terms Schedule duly executed by Borrower and the satisfaction of the conditions set forth in Sections 8.01 and 8.02 with respect to the initial Loan and the satisfaction of the conditions set forth in Section 8.02 with respect to each subsequent Loan, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

        (e)    Termination of Commitment to Lend.    Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) at Lender's option, the occurrence and continuation of any Event of Default hereunder, (ii) the occurrence of a Redemption Event, and (iii) the Commitment Termination Date.

        2.04.    Other Payment Terms.

        (a)    Principal and Interest Payments On Payment Dates.    Borrower shall make payments of principal and accrued interest for each Loan (collectively, "Scheduled Payments"), commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. The Loans may not be prepaid except: (i) in the circumstances set forth in Section 6.01(e), (ii) if the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), or (iii) if there is a Redemption Event, in which case all Loans shall immediately become due and payable without notice on the Maturity Date; in the case of (ii) or (iii), Borrower shall immediately pay to Lender the amounts specified in Section 9.02.

        (b)    Interim Payment.    Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay to Lender the Interim Payment payable with respect to such Loan on the Funding Date of such Loan.

        (c)    Final Payment.    Unless a Loan is prepaid in full, on the Maturity Date with respect to such Loan, Borrower shall pay, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

        (d)    Commitment Fee.    Any portion of the Commitment fee not used to pay Lender's expenses in the documentation and negotiation of this Agreement and the other Operative Documents shall be applied on a pro rata basis to the Final Payment of each Loan. It is agreed that Lender may retain up to Two Thousand Five Hundred Dollars ($2,500) of the Commitment Fee for Lender's in-house counsel fees in connection with due diligence and the preparation, negotiation, and documentation of the Agreement and the other Operative Documents. If a Loan is not made, the remaining balance of the Commitment Fee shall be retained by Lender.

        (e)    Place and Manner.    Borrower shall make all payments due to Lender in lawful money of the United States at the address for payments and in the manner specified in Section 10.05(a).

        (f)    Date.    Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        (g)    Default Rate.    If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (other than the Warrants) (including principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of twelve 30-day months.

        3.01.    Representations and Warranties.    Except as set forth on Annex C to a Loan Terms Schedule or the Disclosure Schedule, Borrower makes the following representations and warranties to Lender as of the date hereof and again on each Funding Date:

        (a)    Organization and Qualification.    Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in the state(s) in which the Equipment will be located.

        (b)    Authority.    Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

        (c)    Conflict with Other Instruments, etc.    Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

        (d)    Title to Properties.    Borrower has good and marketable title to all Equipment which constitutes or will constitute Collateral, free and clear of all Liens, other than Permitted Liens.

        (e)    Authorization, Governmental Approvals, etc.    The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrants, the issuance of the securities into which each Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of each Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

        (f)    Litigation.    There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which if adversely determined might have a material adverse effect on the financial condition, business or operations of Borrower.

        (g)    Disclosure.    Neither any Operative Document nor any other agreement, document or certificate furnished by Borrower to Lender, including, without limitation, historical financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future materially adversely affect, its ability to perform its obligations under the Operative Documents to which it is a party.

        (h)    Security Interest.    Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests existing on the date of this Agreement, and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower.

        (i)    Executive Offices.    The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement and the locations where Borrower will keep the Collateral are set forth in the Disclosure Schedule or the applicable Loan Terms Schedule.

        4.01.    Furnishing Reports.    Borrower shall furnish to Lender:

        (a)    Financial Statements.    So long as Borrower is not subject to the reporting requirements of Sections 12 or 15 of the Securities and Exchange Act, as amended, promptly as they are available, unaudited monthly (but in any event within 30 days of month-end) and audited annual (but in any event within ninety (90) days of year-end) financial statements of Borrower and such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

        (b)    Notice of Event of Loss.    As soon as possible, and in any event within fifteen (15) days thereafter, notice in writing in reasonable detail of any Event of Loss.

        (c)    Notice of Defaults.    As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or Event of Default provide Lender with an officer's certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

        (d)    Miscellaneous.    Such other information as Lender may reasonably request from time to time in connection with a Funding Date or otherwise.

        5.01.    Grant of Security Interest.

        (a)    Grant.    Borrower, in order to secure the payment of the principal, interest and Final Payment due with respect to the Loans made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents other than the Warrants, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents other than the Warrants (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"):

    All right, title, interest, claims and demands of Borrower in and to each and every item of equipment, fixtures or personal property which is financed with or is designated as collateral for a Loan on and after the date of this Agreement by designating such equipment, fixtures and personal property on Annex A to each Loan Terms Schedule, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

The security interest herein granted shall constitute a first priority security interest upon the proper filing of one or more financing statements identifying the Collateral with the proper state and/or local authorities.

        (b)    After-Acquired Property.    All Equipment which is financed through Loans shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The definition of the term "Equipment" shall be deemed amended on each Funding Date to incorporate all property financed with, or which will constitute Collateral for, the Loan advanced on such Funding Date. Any failure to formally amend such definition shall not affect the grant by Borrower to Lender of the security interest in such Collateral pursuant to this Section 5.01. This Agreement and the other documents in connection herewith may be supplemented and amended from time to time, as required by Lender, to reflect the additional Collateral subject to the security interest granted pursuant to this Section 5.01.

        5.02.    Duration of Security Interest.    Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, that if any item of Collateral is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 6.01(e), Lender shall promptly release its security interest in such item of Collateral. Lender shall promptly execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

        5.03.    Possession of Collateral.    So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

        5.04.    Markings on the Collateral.    If requested at any time by Lender, Borrower shall place in a conspicuous location on each item of Collateral a notice (to be supplied by Lender) which reads as follows:

"GATX VENTURES, INC.
Lienholder".

Such notice shall not be removed (or if removed or damaged such notice shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

        6.01.    Affirmative Covenants.

        (a)    Payment of Taxes, etc.    Borrower shall pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral and (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

        (b)    Inspection Rights.    Borrower shall, at any reasonable time, and from time to time, and, provided an Event of Default has not occurred and is continuing, upon at least five (5) days' notice, permit Lender or any of its agents or representatives to inspect the Equipment, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral. Except during the continuance of an Event of Default, Lender shall not make inspections pursuant to this Section 6.01(b) more frequently than twice per year.

        (c)    Use; Maintenance.    (i) Borrower shall, at its expense, make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender. (ii) Borrower shall, at its expense, maintain the Collateral in good condition, reasonable wear and tear excepted, and comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is expressly mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, which approval shall not be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral. All parts or accessories attached to or made part of the Collateral shall be new, fabricated or rebuilt and in any case shall be consistent with the applicable specifications, if any, prescribed by the manufacturer of the affected Collateral.

        (d)    Insurance.    Borrower shall, obtain and maintain, at its own expense, insurance of a type and with such limits as are carried by similarly situated companies, including at a minimum:

        "All risk" insurance against loss or damage to the Collateral. The deductible shall not exceed $25,000. The policy shall name Lender as loss payee with respect to the Equipment, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lender.

        Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender. The limit of liability shall be at least $4,000,000 per occurrence; provided however, the limit of liability for products liability insurance shall be $1,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Lender as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lenders, and contain cross liability and severability of interest clauses.

        All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lender. All policies of insurance shall provide that Lender shall be given 30 days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lender certificates of insurance or other evidence satisfactory to Lender that insurance complying with all of the above requirements is in effect.

        (e)    Loss; Damage; Destruction and Seizure.    (i) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term. (ii) Except as set forth in

Section 6.01(e)(iii), if during the Term any item of Equipment is lost, stolen, destroyed, damaged or seized by a governmental authority for a period equal to at least the remainder of the Term (an "Event of Loss"), then Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.01(d), from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (x) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (y) a prepayment in an amount equal to the Stipulated Loss Value of each affected item of Collateral and (z) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified above with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Agreement shall terminate as to such Collateral. Any proceeds of insurance maintained by Borrower pursuant to Section 6.01(d) and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.01(e), Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender. (iii) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.01(d) received by Lender or Borrower with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this Section 6.01(e)(iii) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve Lender's first priority security interest and otherwise to avoid any impairment of Lender's rights under the Operative Documents, in connection with such repair or replacement.

        7.01.    Negative Covenants.    So long as the Loans or other amounts hereunder remain outstanding, Borrower shall not:

        (a)    Collateral Control.    Subject to its rights under Section 5, (i) terminate, waive or release any material right with respect to any Collateral or remove any item of Collateral from Borrower's facility located at the addresses set forth on the cover page or Exhibit A of this Agreement, or (ii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without Lender's prior written consent.

        (b)    Liens.    Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

        (c)    Other Dispositions of Collateral.    Convey, sell, lease or otherwise dispose of all or any part of the Collateral to any Person, except for Equipment in which Lender shall have released its security interest pursuant to Section 5.02.

        (d)    Name; Chief Executive Office.    During the continuance of this Agreement, change its name, chief executive office or principal place of business without thirty (30) days prior written notice to Lender.

        (e)    Extraordinary Transactions.    Subject to Section 7.01 (c) herein, dispose of any assets or incur any Indebtedness in excess in the aggregate of $5,000 for all such transactions not in the ordinary and usual course of Borrower's; make or suffer any material adverse change in Borrower's financial condition or any material adverse change in Borrower's operations that is likely to impair the repayment of any portion of the Obligations owing to Lender or cause a material impairment of the value or priority of Lender's security interest in the Collateral; engage in any business other than the business currently engaged in by Borrower or reasonably related thereto; or suspend operation of Borrower's business.

        (f)    Merger or Acquisitions.    Cause, permit, or suffer any Change of Control by merger or otherwise without Lender's prior written consent, which consent may be granted or withheld in Lenders' sole discretion made in good faith. If Lender declines to give its consent to a transaction described in the previous sentence, Borrower may prepay not fewer than all the Loans by paying an amount equal to (i) all unpaid Scheduled Payments with respect to each Loan due on or prior to the date of such prepayment, (ii) the Stipulated Loss Value with respect to each Loan multiplied by the Loan Amount of such Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder. Notwithstanding the foregoing, provided there is no Event of Default that has occurred and is continuing, the Borrower may issue equity securities in connection with a public offering or any private offering to venture capital investors or other investors, including without limitation strategic partners.

        8.01.    Closing.    At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

        8.02.    Other Conditions.    The obligation of Lender to make each Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

        8.03.    Covenant to Deliver.    Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

        9.01.    Events of Default.    An "Event of Default" shall mean the occurrence of one or more of the following described events:

        (a)   Borrower shall (i) default in the payment of principal of, or interest on, or fail to make the Final Payment on any Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for ten (10) business days after receipt of written notice from Lender that the same is due; or

        (b)   any representation or warranty made herein or on a Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

        (c)   Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in Section 9.01(a) or Section 9.01 (e)) contained in any Operative Document (other than the Warrants) and Borrower shall fail to cure within thirty (30) days of the earlier of (A) Borrower becoming aware of such default, and (B) receipt of written notice from Lender of any such default; or

        (d)   Borrower shall have materially breached the terms of the Warrants; or

        (e)   Borrower fails to maintain the insurance coverage required under Section 6.01(d) or breaches any provision of Section 7.01; or

        (f)    any Operative Document shall in any material respect ceases to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

        (g)   defaults exist under any agreements which have not been cured in accordance with the terms of such agreements of Borrower which consist of the failure to pay any Indebtedness at maturity in an aggregate amount in excess of one hundred thousand dollars ($100,000) or which result in a right by such third party or parties, whether or not exercised, to accelerate the maturity of the Indebtedness of Borrower in an aggregate amount in excess of one hundred thousand dollars ($100,000) or a default shall exist under any financing agreement with Lender or any of Lender's affiliates; or

        (h)   any material adverse change in the general affairs, senior management, results of operations or financial condition of Borrower, whether or not arising from transactions in the ordinary course of business, that is likely to impair the repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral; or

        (i)    any material portion of Borrower's assets is attached, seized, subjected to writ or distress warrant, or is levied upon, or comes into possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material part of its business affairs, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower; or

        (j)    a Redemption Event occurs; or

        (k)   a proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

        (l)    Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

        9.02.    Consequences of Event of Default.    (a) If an Event of Default specified under clauses (a) through (j) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make Loans hereunder and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower. (b) If an Event of Default specified under clause (k) or (l) of Section 9.01 shall occur, then immediately and without notice (i) the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loans and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

        9.03.    Rights Regarding Collateral.    Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following: (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a reasonable place designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or its successors or assigns as to the Loans, or of any interest therein, may bid and become the purchaser at any such sale; and (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

        9.04.    Waiver by Borrower.    Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

        9.05.    Effect of Sale.    Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

        9.06.    Application of Collateral Proceeds.    The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows: (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender; (b) Second, to the payment to Lender of the amount then owing or unpaid on the Loan for Scheduled Payments and the Loan Value of the Loan Amount with respect to each Loan, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Loan Value of the Loan Amount with respect to each Loan; (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

        9.07.    Reinstatement of Rights.    If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

        10.    General Provisions

        10.01.    Modifications, Amendments or Waivers.    The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

        10.02.    No Implied Waivers; Cumulative Remedies; Writing Required.     No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

        10.03.    Expenses; Indemnification.    Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all reasonable costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans, including acquisition, use, ownership, operation, possession, control, storage, return or condition of any item of Equipment financed by a Loan or constituting Collateral (regardless of whether such item of Equipment is at the time in the possession of Borrower), the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment financed by a Loan or constituting Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials from any item of Equipment financed by a Loan or constituting Collateral, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a direct and sole result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

        10.04.    Waiver of Damages.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

        10.05.    Notices; Payments.    (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

Borrower:	METABASIS THERAPEUTICS, INC.
9390 Towne Centre Drive San Diego, California 92121 Attention: VP of Finance & CFO Ph: (858) 587-2770 Fax: (858) 458-3504
Lender:	GATX VENTURES, INC. 3687 Mt. Diablo Boulevard, Suite 200 Lafayette, California 94549 Attention: Contract Administration Ph: (925) 258-6000 Fax: (925) 258-6050

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

        (b) Unless Lender specifies otherwise in writing, all payments shall be made to:

      GATX Capital Corporation
      C/o Bank of America
      P.O. Box 198592
      Atlanta, Georgia 30384-8592

        10.06.    Termination.    This Agreement shall terminate on the latest Maturity Date; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder (including, without limitation, the security interests granted to Lender), it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

        10.07.    Severability.    If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

        10.08.    Survival.    All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of Loans hereunder, and the granting of security.

        10.09.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.    THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. ANY ACTION TO ENFORCE THIS AGREEMENT AGAINST BORROWER MAY BE BROUGHT IN CALIFORNIA OR, WITH REGARD TO COLLATERAL, MAY ALSO BE BROUGHT WHEREVER SUCH COLLATERAL IS LOCATED. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE OPERATIVE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

        10.10.    Relationship of Parties.    Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower and Lender is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

        10.11.    Successors and Assigns.    This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information in accordance with the terms and conditions of Section 10.15 of this Agreement.

        10.12.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

        10.13.    Further Assurances; Power of Attorney.    Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired. Borrower does hereby irrevocably appoint Lender, the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name to execute any UCC financing statements or UCC financing statement amendments as to Collateral in any applicable jurisdiction, and generally to use its name in the exercise of all powers hereby conferred on Lender with full power of substitution. The power and authority hereby given and granted to Lender shall be deemed coupled with an interest and not revocable by any party.

        10.14.    Power of Attorney Upon Default.    Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lender's commercially reasonable opinion immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

        10.15.    Confidentiality.    All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Subject to Section 10.11 herein, Lender shall not disclose such information to any third party (other than Lender's or Lender's partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of their remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party having a legal right to make such disclosure, or (d) is independently developed by Lender.

        10.16    Entire Agreement and Construction.

        (a) This Agreement and each of the other Operative Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Operative Documents.

        (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Operative Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

METABASIS THERAPEUTICS, INC.
By:	/s/ JOHN W. BECK
Name:	John W. Beck
Title:	VP of Finance & CFO
GATX VENTURES, INC.
By:

Name:

Title:

SCHEDULES
1 Loan Terms Schedule
2 Disclosure Schedule
3 Conditions Precedent
EXHIBITS
A Locations of Collateral
B Form of Landlord Consent
C Warrants
D Form of Legal Opinion

SCHEDULE 1

LOAN TERMS SCHEDULE NO.

        This Loan Terms Schedule No.                  (this "Schedule"), dated as of                 , 2001, is part of the Loan and Security Agreement, dated as of February    , 2001 (the "Loan Agreement"), between GATX VENTURES, INC. ("Lender") and METABASIS THERAPEUTICS, INC., ("Borrower") and is incorporated therein by reference. The terms used in this Schedule shall have the meanings given to them in the Loan Agreement unless otherwise defined herein.

1.
The following terms are applicable to the Loan described by this Schedule:

  Loan Funding Date:                         , 200

  Initial Loan Amount: $

  Loan Rate:             %

  Loan Factor:             %

  Original Scheduled Payment Amount*: $

*
The amount of each Scheduled Payment will change if the Loan Amount changes.

  Date of First Scheduled Payment:                         , 200

  Number of payments: 48

        The schedule of Loan Values and Loan Values are attached to this Loan Terms Schedule as Annex B.

2.
Borrower shall pay to Lender an Interim Payment in the amount of $                . The Interim Payment is due and payable on the Loan Funding Date.

3.
The Final Payment with respect to the Loan described in this Loan Terms Schedule is equal to ten percent (10%) of the Loan Amount then in effect, and payable on the Maturity Date of the Loan,                         , 200    .

4.
Borrower certifies that the proceeds of the Loan requested hereby will be used for the purposes described in Section 2.02(a) of the Loan Agreement and that the Equipment being financed with or which serves as Collateral for such Loan is listed on Annex A hereto, which Annex A shall automatically be deemed to be included in and amend the definition of "Collateral" under the Loan Agreement as if such Annex A were set forth in full therein, and the Loan Agreement is hereby ratified, approved and confirmed. Borrower hereby confirms that it has granted and does further grant to Lender a security interest in such Collateral including the Equipment specifically described on Annex A hereto.

5.
The proceeds of the Loan should be wire transferred to Borrower as follows:

Bank Name:
Bank Address:
Account No.:
Routing No. (if any):
For Account of:
Attention:
6.
Borrower certifies that (a) the foregoing information is true and correct; (b) except as set forth in the Schedule of Exceptions attached hereto as Annex C, the representations and warranties made by Borrower in Section 3 of the Loan Agreement and in the other Operative Documents are true and correct in all material respects on the date hereof; (c) Borrower is in compliance with the covenants and the requirements contained in Sections 4, 6 and 7 of the Loan Agreement; and

  (d) all conditions contained in Section 8 of the Loan Agreement to the making of the Loan described in this Loan Terms Schedule have been satisfied.

7.
This Loan Terms Schedule is being delivered in California.

8.
This Loan Terms Schedule may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.
All payments with respect to the Loan described on this Schedule shall be made to Lender c/o GATX Capital Corporation, c/o Bank of America, P.O. Box 198592, Atlanta, Georgia 30384-8592 unless otherwise indicated in a writing signed by Lender.

        This Loan Terms Schedule is hereby duly executed by the parties hereto as of the date first written above.

GATX VENTURES, INC.
By
Name
Title

METABASIS THERAPEUTICS, INC.
By
Name
Title
Borrower's address for notices:

Attention:

ANNEX A
TO
LOAN TERMS SCHEDULE

        The Equipment being financed with or which serves as collateral for the Loan described on the Loan Terms Schedule to which this Annex A is attached is listed below.

Equipment Collateral

ANNEX B
TO
LOAN TERMS SCHEDULE

Loan Values

        Payment No.            Payment Date            Loan Value*

    1
    2
    3
    4

    .. . .

Each Loan Value percentage assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

ANNEX C
TO
LOAN TERMS SCHEDULE

Schedule of Exceptions

SCHEDULE 2

DISCLOSURE SCHEDULE

SCHEDULE 3

CONDITIONS PRECEDENT

PART I:

        At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:

  (a)
  The Warrants;

  (b)
  A favorable legal opinion of counsel for Borrower covering this Agreement, dated as of the closing date, in the form attached as an Exhibit D;

  (c)
  Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender;

  (d)
  An incumbency certificate of Borrower, in form and substance satisfactory to Lender;

  (e)
  Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

  (f)
  Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

  (g)
  All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Operative Documents;

  (h)
  Estoppel Letter in form satisfactory to Lender from any existing lender with blanket lien on equipment that acknowledges that Lender has a first priority security interest in the Collateral; and

PART II

        On or prior to the Funding Date of each Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

  (a)
  Borrower shall have provided to Lender, with respect to the Equipment which is intended to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, bills of sale, receipts, agreements, cancelled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the Stated Cost of, such Equipment, each in form and substance reasonably satisfactory to Lender; and, except with the prior written consent of Lender which shall not be unreasonably withheld, all such Equipment shall be Eligible Equipment or Soft Costs and acceptable to Lender as to value and type;

  (b)
  Lender shall have received duly executed Form UCC-1 Financing Statements or other documents and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

  (c)
  Borrower shall have provided to Lender such documents, instruments and agreements, including amendments to previously filed financing statements terminating "after acquired

2

    property" clauses which encompass the Equipment, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Section 5;

  (d)
  No Event of Default or Default shall have occurred and be continuing;

  (e)
  Borrower shall have duly executed and delivered to Lender a Loan Terms Schedule prepared by Lender;

  (f)
  In Lender's sole discretion made in good faith, there shall not have occurred or there is not likely to occur any material adverse change in the general affairs, senior management, results of operations, or financial condition of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from its current plan of business;

  (g)
  The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party, as modified by any Schedule of Exceptions attached to the applicable Loan Terms Schedule as Annex C, shall be true and correct in all material respects as if made on such Funding Date and the items listed on such Schedule of Exceptions shall be reasonably acceptable to Lender;

  (h)
  Each of the Operative Documents remains in full force and effect;

  (i)
  Except with the prior consent of Lender which shall not be unreasonably withheld, (i) the amount of the requested Loan shall not be less than the Minimum Funding Amount; (ii) the amount of the requested Loan when aggregated with the amounts of all Loans previously funded shall not exceed the Credit Amount; and (iii) the funding of the requested Loan when aggregated with the number of previous fundings of Loans shall not exceed the Maximum Number of Fundings; and

  (i)
  The Funding Date of the requested Loan shall not be later than the Commitment Termination Date.

  (j)
  A Landlord Consent, from the owner of each building in which Collateral is anticipated to be located other, except for the building set forth on the cover page of this Agreement provided that the lease for such building has not been amended to provide the landlord under such lease with rights in the Collateral.

  (k)
  Any other condition set forth in the applicable Loan Terms Schedule.

3

EXHIBIT A

LOCATIONS

NONE

4

EXHIBIT B

LANDLORD'S WAIVER AND CONSENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

GATX VENTURES, INC.
3687 Mt. Diablo Boulevard, Suite 200
Lafayette, California 94549
Attn: Contract Administration

LANDLORD'S WAIVER AND CONSENT

        THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of                         , 200    , is executed by and between                                          ("Landlord") and GATX VENTURES, INC. ("Lender").

RECITALS

        A.    Landlord and METABASIS THERAPEUTICS, INC. ("Tenant") are parties to a                          [Lease Agreement], dated as of                        , 19    (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as                         , and more particularly described in Attachment 1 hereto (the "Premises").

        B.    Tenant and Lender intend to or have entered into a Loan and Security Agreement dated as of February    , 2001 (the "Loan Agreement") pursuant to which Lender has agreed or will agree to make loans to Tenant from time to time secured by certain equipment (the "Equipment") which will be located on the Premises.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lender hereby agree as follows:

        1.    Waiver and Consent.    Landlord hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lender; (c) in connection with such repossession or otherwise, Lender, and any of its agents and employees, may enter upon the Premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof); and (d) the right of Lender to enter the Premises and the other rights granted to Lender in this Waiver shall not terminate until up to thirty (30) days after Lender receives written notice from Landlord of the termination of the Lease;

1

provided, that if Lender exercises its rights hereunder, for any such period after the termination of the Lease, Lender shall pay to Landlord a pro rated rental payment for the space in which the Equipment is located (at the last monthly rate payable by Tenant) for the period until the Equipment is removed.

        2.    Costs.    Lender agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lender solely from the exercise of its rights under clauses (b) or (c) of Paragraph 1 above.

        3.    Lease Defaults.    Landlord further agrees to provide Lender with telephonic confirmation of any default or event of default under the Lease upon inquiry by Lender.

        4.    Landlord's Representations and Warranties.    Landlord hereby warrants and represents to Lender that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so; (d) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (e) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; and (f) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice.

        5.    Miscellaneous.    This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Loan Agreement or any present or future agreement between Tenant and Lender which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender or to third parties who may become the lender, directly or indirectly, to Tenant. Lender shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

2

        IN WITNESS WHEREOF, Landlord and Lender have executed this Waiver as of the date and year first written above.

LANDLORD:
By:
Name:
Title:
LENDER: GATX VENTURES, INC.
By:
Name:
Title:

3

ATTACHMENT 1

LEGAL DESCRIPTION OF PREMISES

[To Be Provided By Tenant]

State of	)
)
County of	)

        On                         , 200     before me, the undersigned, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

Signature                                                   (Seal)

State of	)
)
County of	)

        On                         , 200     before me, the undersigned, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

Signature                                                      (Seal)

EXHIBIT C-1

WARRANT

1

EXHIBIT C-2

WARRANT

2

EXHIBIT D

ITEMS TO BE COVERED BY OPINION OF BORROWER'S COUNSEL

The opinions hereafter expressed are subject to the following qualifications:

(a)
We assume the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof;

(b)
We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

(c)
We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

Based on and subject to the foregoing, we are of the opinion that:

1.
Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of [            ], and is duly qualified and authorized to do business in the state of California.

2.
Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Operative Documents and perform the terms thereof.

3.
The Operative Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements.

4.
To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Borrower in any court or before any governmental commission, agency, board or authority which might have a material adverse effect on the business, condition or operations of Borrower or the ability of Borrower to perform its obligations under the Operative Documents.

5.
The Shares issuable pursuant to exercise or conversion of each Warrant have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6.
The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of Borrower's [Articles/Certificate] of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

7.
The rights, preferences, privileges and restrictions granted to or imposed upon Borrower's Series [    ] Preferred Stock and the holders thereof are as set forth in Borrower's [Articles/Certificate] of Incorporation, as amended to the Date of Grant, a true and complete copy of which has been delivered to Lender.

8.
The execution and delivery of the Operative Documents are not, and the issuance of the Shares upon exercise of the Warrants in accordance with the terms thereof will not be, inconsistent with Borrower's [Articles/Certificate] of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local

1

  government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

2

FIRST AMENDMENT
TO
EQUIPMENT LOAN AND SECURITY AGREEMENT

        This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment"), dated as of July 26, 2001, is entered into by and between METABASIS THERAPEUTICS, INC., a Delaware corporation ("Borrower"), and GATX VENTURES, INC., a Delaware corporation ("Lender").

RECITALS

        A.    Borrower and Lender are parties to an Equipment Loan and Security Agreement, dated as of February 6, 2001 (the "Loan Agreement") pursuant to which Lender has financed certain equipment.

        B.    Borrower has now requested that the amount of funding available under the Loan Agreement be increased by $475,000. Lender is willing to amend the Loan Agreement upon the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

        1.    Definitions; Interpretation.    Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this First Amendment, apply to this First Amendment and are hereby incorporated by reference.

        2.    Amendments to Loan Agreement.

          (a)   The cover page of the Loan Agreement shall be amended to read in its entirety as set forth in Exhibit A to this First Amendment.

          (b)   Section 1.01 of the Loan Agreement shall be amended to add the following defined terms in appropriate alphabetical order:

          "Commitment" means with respect to Lender, as it applies to the Facility A Loans or the Facility B Loans, respectively, the amount set forth following such term on the cover page of this Agreement and "Commitments" means all such amounts collectively.

          "Facility A Loans" shall mean Loans made on the terms set forth under the heading Facility A on the cover page of this Agreement.

          "Facility B Loans" shall mean Loans made on the terms set forth under the heading Facility B on the cover page of this Agreement.

          "Loan" means each advance of credit by Lender to Borrower under this Agreement. Each reference to a Loan shall be deemed to refer to a Facility A Loan or a Facility B Loan and the respective terms thereof as is specified on the cover page of this Agreement.

          (c)   Section 2.01 of the Agreement will be changed to read as follows:

          2.01.    Credit Facility.    On the terms and subject to the conditions hereof and relying upon the representations and warranties set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time (but not to exceed more than once per calendar month) prior to the relevant Commitment Termination Date, first Loans set forth under the heading

1

  Facility A on the cover page of this Agreement until such Credit Amount has been fully utilized, and second Loans set forth under the heading Facility B on the cover page of this Agreement; provided, however, that the aggregate original principal amount of the Loans shall not exceed the sum of the Credit Amount set forth under the heading Facility A and the Credit Amount set forth under the heading Facility B at any time; provided, further, that the aggregate original principal amount of any Loan relating to the financing of Eligible Equipment shall not exceed the aggregate Stated Cost of the items of Eligible Equipment being financed with such Loan and the aggregate original principal amount of any Loan relating to the financing of Soft Costs shall not exceed the aggregate Stated Cost of the items of Soft Costs being financed with such Loan; provided, further that for each of Facility A and Facility B, the aggregate principal amount of the Loans relating to the financing of tenant improvements, computer software packages, and Equipment specially designed or manufactured for Borrower, as well as other financing of intangible items, related to Eligible Equipment (collectively "Soft Costs"), shall not exceed thirty percent (30%) of the aggregate original principal amount of all Loans. If repaid or prepaid, the principal of the Loans may not be re-borrowed.

        3.    Condition to Effectiveness.    The effectiveness of this Amendment is conditioned upon the delivery by Borrower to Lender of the following:

          (a)   A certificate of the Secretary or the Assistant Secretary of Borrower, in form and substance satisfactory to Lender, certifying the adoption of resolutions of the Board of Directors of Borrower approving this First Amendment and the transactions contemplated hereby (including the issuance of the Warrant described in Section 3(b) below); and

          (b)   A Warrant in the form of Exhibit B hereto.

          (c)   This First Amendment duly executed by Borrower.

        4.    Effect of First Amendment.    On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this First Amendment. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.

        5.    Representations and Warranties.    Borrower hereby represents and warrants to Lender that:

          (a)   (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and authorized to do business in the state(s) where Collateral is or will be located; (ii) Borrower has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this First Amendment and perform the terms thereof; (iii) there is no action, proceeding or claim pending or, insofar as Borrower knows, threatened against Borrower or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the business, condition or operations of Borrower or such subsidiary; and (iv) this First Amendment has been duly executed and delivered by Borrower and constitutes the valid, binding and enforceable obligation of Borrower.

          (b)   No Default or Event of Default under the Loan Agreement has occurred and is continuing.

          (c)   As of the date hereof, the number of "common equivalent" shares (assuming exercise of all outstanding options or warrants to purchase securities and conversion of all convertible securities) of Borrower outstanding is not more than 45,632,782.

        6.    Full Force and Effect.    Except as amended above, the Loan Agreement remains in full force and effect.

2

        7.    Expenses.    Borrower agrees to pay to Lender all of Lender's expenses in connection with the documentation and negotiation of this First Amendment.

        8.    Headings.    Headings in this First Amendment are for convenience of reference only and are not part of the substance hereof.

        9.    Governing Law.    This First Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        10.    Counterparts.    This First Amendment may be executed in any number of identical counterparts, any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

[Remainder of Page Left Blank Intentionally.]

3

        IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to be executed as of the day and year first above written.

METABASIS THERAPEUTICS, INC.
By:	/s/ John W. Beck
Name:	John W. Beck
Title:	VP Finance and CFO
GATX VENTURES, INC.
By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Senior Vice President

4

EXHIBIT A

EQUIPMENT LOAN AND SECURITY AGREEMENT

Agreement No.	Dated as of February 6, 2001

between

GATX VENTURES, INC.
3687 Mt. Diablo Boulevard, Suite 200
Lafayette, CA 94549

as Lender

and

METABASIS THERAPEUTICS, INC.
a Delaware corporation
9390 Towne Centre Drive
San Diego, CA 92121

as Borrower

Facility A		Facility B
Credit Amount:	$650,000	Credit Amount:	$475,000
Repayment Period:	48 months	Repayment Period:	48 months
Final Payment Percentage:	10%	Final Payment Percentage:	10%
Minimum Funding Amount:	$50,000	Minimum Funding Amount:	$50,000
Treasury Note Maturity:	48 Months	Treasury Note Maturity:	48 Months
Loan Margin:	360 basis points	Loan Margin:	360 basis points
Commitment Termination Date:	September 30, 2001	Commitment Termination Date:	March 31, 2002
Maximum No. of Fundings:	Monthly	Maximum No. of Fundings:	Monthly
Eligible Equipment:	Computer equipment, laboratory test and measurement equipment, office equipment and furnishings.

The terms and information set forth on this cover page are a part of the attached Equipment Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among GATX VENTURES, INC. ("Lender") and METABASIS THERAPEUTICS, INC. ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

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EXHIBIT B

Warrant

6

SECOND AMENDMENT
TO
EQUIPMENT LOAN AND SECURITY AGREEMENT

        This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Second Amendment"), dated as of April 8, 2002, is entered into by and between METABASIS THERAPEUTICS, INC., a Delaware corporation ("Borrower"), and GATX VENTURES, INC., a Delaware corporation ("Lender").

RECITALS

        A.    Borrower and Lender are parties to an Equipment Loan and Security Agreement, dated as of February 6, 2001, as amended by a First Amendment to Equipment Loan and Security Agreement dated as of July 26, 2001 (the "Loan Agreement"), pursuant to which Lender has financed certain equipment.

        B.    Borrower has now requested that the amount of funding available under the Loan Agreement be increased by $1,000,000. Lender is willing to amend the Loan Agreement upon the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

        1.    Definitions; Interpretation.    Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Second Amendment, apply to this Second Amendment and are hereby incorporated by reference.

        2.    Amendments to Loan Agreement.

          (a)   The cover page of the Loan Agreement shall be amended to read in its entirety as set forth in Exhibit A to this Second Amendment.

          (b)   Section 1.01 of the Loan Agreement shall be amended to add the following defined term in appropriate alphabetical order:

          "Facility C Loans" shall mean Loans made on the terms set forth under the heading Facility C on the cover page of this Agreement.

          (c)   The following defined terms in Section 1.01 of the Loan Agreement shall be amended to read as follows:

          "Commitment" means with respect to Lender, as it applies to the Facility A Loans, the Facility B Loans or the Facility C Loans, respectively, the amount set forth following such term on the cover page of this Agreement and "Commitments" means all such amounts collectively.

          "Loan" means each advance of credit by Lender to Borrower under this Agreement. Each reference to a Loan shall be deemed to refer to a Facility A Loan, a Facility B Loan or a Facility C Loan and the respective terms thereof as is specified on the cover page of this Agreement.

  (d)
  Section 2.01 of the Agreement shall be amended to read as follows:

          2.01.    Credit Facility.    On the terms and subject to the conditions hereof and relying upon the representations and warranties set forth as and when made or deemed to be made, Lender agrees

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  to lend to Borrower, from time to time (but not to exceed more than once per calendar month) prior to the relevant Commitment Termination Date, first, Loans set forth under the heading Facility A on the cover page of this Agreement until such Credit Amount has been fully utilized or the Commitment Termination Date relating to such Credit Amount has passed, second, Loans set forth under the heading Facility B on the cover page of this Agreement until such Credit Amount has been fully utilized or the Commitment Termination Date relating to such Credit Amount has passed, and, third, Loans set forth under the heading Facility C on the cover page of this Agreement; provided, however, that the aggregate original principal amount of the Loans shall not exceed the sum of the Credit Amounts set forth under the headings Facility A, Facility B and Facility C at any time; provided, further, that the aggregate original principal amount of any Loan relating to the financing of Eligible Equipment shall not exceed the aggregate Stated Cost of the items of Eligible Equipment being financed with such Loan and the aggregate original principal amount of any Loan relating to the financing of Soft Costs shall not exceed the aggregate Stated Cost of the items of Soft Costs being financed with such Loan; provided, further, that for each of Facility A and Facility B, the aggregate principal amount of the Loans relating to the financing of tenant improvements, computer software packages, and Equipment specially designed or manufactured for Borrower, as well as other financing of intangible items, related to Eligible Equipment (collectively "Soft Costs"), shall not exceed thirty percent (30%) of the aggregate original principal amount of all Facility A and Facility B Loans; and provided, further, that for Facility C the aggregate principal amount of the Loans relating to the financing of Soft Costs shall not exceed twenty-five percent (25%) of the aggregate original principal amount of all Facility C Loans. If repaid or prepaid, the principal of the Loans may not be re-borrowed.

        3.    Condition to Effectiveness.    The effectiveness of this Amendment is conditioned upon the delivery by Borrower to Lender of the following:

          (a)   A certificate of the Secretary or the Assistant Secretary of Borrower, in form and substance satisfactory to Lender, certifying (i) the adoption of resolutions of the Board of Directors of Borrower approving this Second Amendment and the transactions contemplated hereby (including the issuance of the Warrant described in Section 3(b) below), (ii) a capitalization table reflecting all of Borrower's stock and rights to purchase stock outstanding as of the date hereof (without taking into account the issuance of the Warrant), and (iii) true and complete copies of the Certificate of Incorporation and Bylaws of Borrower, each of which is in full force and effect as of the date hereof;

          (b)   A Warrant in the form of Exhibit B hereto; and

          (c)   This Second Amendment duly executed by Borrower.

        4.    Effect of Second Amendment.    On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Second Amendment. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement.

        5.    Representations and Warranties.    Borrower hereby represents and warrants to Lender that:

          (a)   (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified and authorized to do business in the state(s) where Collateral is or will be located; (ii) Borrower has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this Second Amendment and perform the terms thereof; (iii) there is no action, proceeding or claim pending or, insofar as Borrower knows, threatened against Borrower or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the

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  business, condition or operations of Borrower or such subsidiary; and (iv) this Second Amendment has been duly executed and delivered by Borrower and constitutes the valid, binding and enforceable obligation of Borrower.

          (b)   No Default or Event of Default under the Loan Agreement has occurred and is continuing.

          (c)   As of the date hereof, the number of "common equivalent" shares (assuming exercise of all outstanding options or warrants to purchase securities and conversion of all convertible securities, but without taking into account the issuance of the Warrant) of Borrower outstanding is not more than 65,214,160.

        6.    Full Force and Effect.    Except as amended above, the Loan Agreement remains in full force and effect.

        7.    Good Faith Deposit.    Any portion of the $5,000 Good Faith Deposit paid by Borrower in connection with this Second Amendment not used to pay Lender's expenses in the documentation and negotiation of this Second Amendment shall be applied on a pro rata basis to the first payment on each Facility C Loan. It is agreed that Lender shall retain up to $2,500 of such Good Faith Deposit for Lender's in-house counsel fees in connection with due diligence and the preparation, negotiation, and documentation of this Second Amendment. If a Facility C Loan is not made, the remaining balance of the Good Faith Deposit shall be retained by Lender.

        8.    Headings.    Headings in this Second Amendment are for convenience of reference only and are not part of the substance hereof.

        9.    Governing Law.    This Second Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        10.    Counterparts.    This Second Amendment may be executed in any number of identical counterparts, any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Second Amendment to be executed as of the day and year first above written.

METABASIS THERAPEUTICS, INC.
By:	/s/ John W. Beck
Name:	John W. Beck
Title:	VP Finance & CFO
GATX VENTURES, INC.
By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Senior Vice President

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EXHIBIT A

EQUIPMENT LOAN AND SECURITY AGREEMENT

Dated as of February 6, 2001

between

GATX VENTURES, INC.
3687 Mt. Diablo Boulevard, Suite 200
Lafayette, CA 94549

as Lender

and

METABASIS THERAPEUTICS, INC.
a Delaware corporation
9390 Towne Centre Drive
San Diego, CA 92121

as Borrower

	Facility A	Facility B	Facility C
Credit Amount:	$650,000	$475,000	$1,000,000
Repayment Period:	48 months	48 months	48 months
Final Payment Percentage:	10%	10%	10%
Minimum Funding Amount:	$50,000	$50,000	$50,000
Treasury Note Maturity:	48 Months	48 Months	48 months
Loan Margin:	360 basis points	360 basis points	335 basis points
Commitment Termination Date:	September 30, 2001	April 12, 2002	December 31, 2002
Maximum No. of Fundings:	Monthly	Monthly	Monthly
Eligible Equipment:	Computer equipment, laboratory test and measurement equipment, office equipment and furnishings.

The terms and information set forth on this cover page are a part of the attached Equipment Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among GATX VENTURES, INC. ("Lender") and METABASIS THERAPEUTICS, INC. ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

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EXHIBIT B

Warrant

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QuickLinks

  Exhibit 10.21
SCHEDULE 1 LOAN TERMS SCHEDULE NO.
ANNEX A TO LOAN TERMS SCHEDULE
Equipment Collateral
ANNEX B TO LOAN TERMS SCHEDULE
Loan Values
ANNEX C TO LOAN TERMS SCHEDULE
Schedule of Exceptions
SCHEDULE 2 DISCLOSURE SCHEDULE
SCHEDULE 3 CONDITIONS PRECEDENT
EXHIBIT A LOCATIONS
NONE
LANDLORD'S WAIVER AND CONSENT
RECITALS
AGREEMENT
ATTACHMENT 1 LEGAL DESCRIPTION OF PREMISES
[To Be Provided By Tenant]
EXHIBIT C-1
EXHIBIT C-2
EXHIBIT D ITEMS TO BE COVERED BY OPINION OF BORROWER'S COUNSEL
FIRST AMENDMENT TO EQUIPMENT LOAN AND SECURITY AGREEMENT
EQUIPMENT LOAN AND SECURITY AGREEMENT
SECOND AMENDMENT TO EQUIPMENT LOAN AND SECURITY AGREEMENT